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EX-16

LETTER FROM STEFANOU & COMPANY LLP





                             STEFANOU & COMPANY LLP
                                McLean, Virginia


                                                              January 30th, 2002


Securities and Exchange Commission
Washington, DC  20549

Re: Adatom.com, Inc.
File No. 0-22967

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Adatom.com, Inc. dated January 30th, 2002 and agree with the statements relating to Stefanou & Company LLP contained therein.

                                          /s/ STEFANOU & COMPANY LLP
                                          --------------------------
                                              STEFANOU & COMPANY LLP